                                                                   Exhibit 10.6


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                  REIMBURSEMENT AND LETTER OF CREDIT AGREEMENT

                            Dated as of June 1, 1989

                                      Among

                               WEST PLAINS MANOR,

                            NATIONAL HEALTHCORP L.P.

                                       and

                            THE BANK OF TOKYO, LTD.
                                 NEW YORK AGENCY


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                      THE INDUSTRIAL DEVELOPMENT AUTHORITY
                      OF THE CITY OF WEST PLAINS, MISSOURI
                VARIABLE RATE DEMAND INDUSTRIAL DEVELOPMENT BONDS
                     (WEST PLAINS MANOR PROJECT) 1986 SERIES

                               Table of Contents
                               -----------------

                                                                               Page
ARTICLE I         DEFINED TERMS..................................................2
ARTICLE II        REIMBURSEMENT; FEE; SECURITY; AND PAYMENTS.....................5

                  2.1 Reimbursement..............................................5
                  2.2 Fee........................................................6
                  2.3 Payments in Respect of Increased Costs.....................7
                  2.4 Security for Reimbursement Obligation
                  2.5 Payments...................................................8

 ARTICLE III      LETTER OF CREDIT COMMITMENT; CONDITIONS
                  PRECEDENT TO ISSUANCE OF LETTER OF CREDIT;
                  REINSTATEMENT..................................................9

                  3.1 Letter of Credit Commitment................................9
                  3.2 Conditions Precedent to Issuance of
                      Letter of Credit...........................................9
                  3.3 Reinstatement.............................................11

 ARTICLE IV       REPRESENTATIONS AND WARRANTIES; COVENANTS
                  AND OTHER AGREEMENTS..........................................12

                  4.1 Representations and Warranties............................12
                  4.2 Affirmative Covenants of the Guarantor and
                      Company...................................................14
                  4.3 Negative Covenants of the Company.........................18
                  4.4 No Waiver of Right of Set-off.............................18
                  4.5 Indemnification...........................................18
                  4.6 Continuing Obligation; Obligation Absolute................19
                  4.7 Transfer of Letter of Credit..............................20
                  4.8 Liability for Acts and Omissions With
                      Respect to Letter of Credit...............................20
                  4.9 Insolvency of Bank........................................20

 ARTICLE V        DEFAULTS AND REMEDIES.........................................21

                  5.1 Events of Default.........................................21
                  5.2 No Waiver; Remedies Cumulative............................22

 ARTICLE VI       MISCELLANEOUS.................................................22

                  6.1 Costs, Expenses And Taxes.................................22
                  6.2 Severability..............................................23
                  6.3 Governing Law.............................................23
                  6.4 Headings..................................................23
                  6.5 Notices and Addresses for Notices.........................23
                  6.6 Counterparts..............................................23
                  6.7 No Recourse Against Company...............................24
                  6.8 Jurisdiction..............................................24
                  6.9 ParticiPations............................................24


Exhibit: A - Form of Letter of Credit
         B - Form of Pledge Agreement
         C - Form of Guaranty

                  REIMBURSEMENT AND LETTER OF CREDIT AGREEMENT

         REIMBURSEMENT AND LETTER OF CREDIT AGREEMENT dated as of June 1, 1989 among WEST PLAINS MANOR, a Missouri limited partnership (the "Company"), NATIONAL HEALTHCORP L.P., a Delaware limited partnership (the "Guarantor"), and THE BANK OF TOKYO, LTD., NEW YORK AGENCY, a New York agency of a Japanese banking corporation (the "Bank").

         WHEREAS:

         A. The Industrial Development Authority of the City of West Plains, Missouri (the "Issuer") has issued pursuant to the Indenture of Trust dated as of February 1, 1986 (the "Indenture") between the Issuer and The Merchants Bank, Kansas City, Missouri, as trustee (the "Trustee"), $3,200,000 principal amount of its Variable Rate Demand Industrial Development Bonds (West Plains Manor Project) 1986 Series (the "Bonds"); and

         B. the proceeds from the sale of the Bonds have been used by the Issuer and the Company to refund a previous issue of bonds issued in connection with acquiring, constructing, installing and equipping a nursing home facility in West Plains, Missouri owned by the Company (the "Project"); and

         C. the Company and the Issuer entered into a Loan Agreement dated as of February 1, 1986 providing for a loan from the Issuer to the Company of the proceeds of the Bonds to refinance the Project as aforesaid, and pursuant to which among other things, the Company has furnished an Irrevocable Letter of Credit No. S013243 dated March 13, 1986 (the "Original Letter of Credit") issued by Commerce Union Bank to the Trustee and a Confirmation Letter No. 110 LCX 957580 dated March 13, 1986 (the "Confirming Letter of Credit") issued by the Bank to the Trustee for the account of the Company; and

         D. the Company has requested the Bank to substitute for the Original Letter of Credit and the Confirming Letter of Credit its Irrevocable Letter of Credit in the form of Exhibit A to this Agreement (the "Letter of Credit") in favor of the Trustee, in the stated amount set forth in Section 3.1 hereof; and

         E. the Company, the Guarantor and the Bank desire to specify the reimbursement obligations of the Company and the Guarantor, and the conditions to the issuance of the Letter of Credit.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letter of Credit, and intending to be legally bound hereby, the Company, the Guarantor and the Bank hereby agree as follows:

                                    ARTICLE I
                                 DEFINED TERMS

         The following terms shall have the meanings provided below.

         "Affiliate" means, as to any Person, any other Person which controls, is controlled by, or is under common control with, such Person.

         "Agreement" means this Reimbursement and Letter of Credit Agreement dated as of June 1, 1989 among the Company, the Guarantor and the Bank.

         "Bank" means The Bank of Tokyo, Ltd., New York Agency, New York, New York.

         "Bond Counsel" means Linde Thomson Langworthy Kohn & Van Dyke, Kansas City, Missouri.

         "Bonds means the Issuer's $3,200,000 principal amount Variable Rate Demand Industrial Development Bonds (West Plains Manor Project) 1986 Series.

         "Business Day" means a day on which banks located in the city in which the principal corporate trust office of the Trustee is located and banks located in New York City are not required or authorized by law to remain closed and on which the New York Stock Exchange is not closed.

         "Cash Flow" means net income plus depreciation plus non-cash amortization plus management fees, all determined on the basis of generally accepted accounting principles consistently applied. "

         "Collateral Shortfall" means the excess of (A) the aggregate principal amounts outstanding (net of debt service reserve funds, if any) under the Bonds, over (B) the product of eight (8) multiplied by the Company's Cash Flow, determined semi-annually, at the end of each of the Company's second and fourth fiscal quarters, in each case for the immediately preceding six-month period.

         "Company" means West Plains Manor, a Missouri limited partnership, and its successors and assigns.

         "Consolidated" refers to the consolidation in accordance with generally accepted accounting principles of the accounts of the Guarantor and those Affiliates which are consolidated in accordance with generally accepted accounting principles.


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         "Date of Issuance" means the date of issuance and delivery by the Bank of the Letter of Credit.

         "Debt Service Ratio" means the ratio of (A) the sum of net income plus current interest expense plus depreciation to (B) the sum of current principal plus interest expense plus management fees, with respect to the Project, all determined in accordance with generally accepted accounting principles consistently applied.

         "Event of Default" has the meaning set forth in Section 5.1 hereof.

         "Collateral" means any intermediate care nursing home facility or facilities owned and operated by the Guarantor or a wholly-owned subsidiary of the Guarantor, the value of which as collateral hereunder is defined to be the amount by which (A) the average number of occupied beds in such facility over the preceding twelve (12) months, multiplied by $25,000, exceeds (B) the outstanding amount of funded indebtedness which is secured by existing liens on that facility.

         "Guarantor" means National HealthCorp, L.P., a Delaware limited partnership, and its successors and assigns.

         "Guaranty" means the Guaranty Agreement between the Guarantor and the Bank in the form attached hereto as Exhibit C.

         "Hazardous Substance" and "Hazardous Substance Laws" have the meaning set forth in Section 4.5 hereof.

         "Indenture" means the Indenture of Trust dated as of February 1, 1986 constituting a trust agreement between the Issuer and the Trustee, as the same may be duly amended or supplemented in accordance with the provisions thereof.

         "Issuer" means The Industrial Development Authority of the City of West Plains, Missouri and its successors and assigns.

         "Letter of Credit" means the Bank's Letter of Credit to be issued in the form of Exhibit A to this Agreement.

         "Letter of Credit" means the Bank's commitment to issue the Letter of Credit in the Stated Amount.

         "Loan Agreement" means the Loan Agreement dated as of February l, 1986 between the Issuer and the Company, and any amendments or supplements thereto.

         "Mortgage" means the First Amended and Restated Deed of Trust and Security Agreement with Collateral Assignment of Rents and Leases dated as of February 1, 1986 from the Issuer to the Trustee and the Bank granting a first mortgage lien on and security interest in the real and other property of and related to the Project.

         "Mortgaged Property" has the meaning defined in the Mortgage.

         "New York Paying Agent" means The Bank of Tokyo Trust Company, as Paying Agent under the Indenture.

         "Participant" means any bank or financial institution to which the Bank or any Participant has granted a participation in the Letter of Credit.

         "Permitted Encumbrances" have the meaning defined in the Indenture.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Pledge Agreement" means the Pledge and Security Agreement of even date herewith in the form of Exhibit B hereto between the Guarantor and the Bank.

         "Pledged Bonds" means Bonds delivered to and at the time held by the Bank pursuant to the Pledge Agreement following or in connection with any "C Drawing" or "E Drawing", as defined in Section 2.1(d) hereof.

         "Prime Rate" means the rate of interest per annum determined from time to time by the Bank as its prime rate, any change in the Prime Rate to take effect on the date specified in the announcement of such change.

         "Project" means the Project as defined in the Indenture.

         "Remarketing Agent" means the Remarketing Agent appointed in accordance with the Indenture, presently, Drexel Burnham Lambert, Incorporated.

         "Stated Amount" means the Stated Amount of the Letter of Credit as provided in Section 3.1 hereof, subject to such irrevocable reduction as provided in Section 3.3(c) hereof.

         "Termination Date" means the date on which the Trustee s right to draw under the Letter of Credit terminates, determined in accordance with its terms.


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
         "Trustee" means The Merchants Bank, Kansas City, Missouri, the Trustee under the Indenture or any successor thereto as trustee appointed pursuant to the Indenture.

         "Underwriter" means Drexel Burnham Lambert, Incorporated.

         The terms "hereof," "hereby, "hereto," "hereunder" and similar terms mean this Agreement, and the term "heretofore" means before, and the term "hereafter" means after, the effective date hereof. For all purposes of this Agreement, unless the context shall otherwise indicate, words used in the singular number shall include the plural and vice versa.

                                   ARTICLE II
                   REIMBURSEMENT; FEE; SECURITY; AND PAYMENTS

         Section 2.1 Reimbursement.

         The Company and the Guarantor, jointly and severally, hereby agree to pay to the Bank the following amounts in the manner and at the times set forth below:

         (a) On demand following the date of any "A Drawing" or "B Drawing", as hereinafter defined, but not later than the Termination Date, the Company and the Guarantor shall pay to the Bank, (i) an amount equal to the total amounts drawn under the Letter of Credit plus (ii) interest on such amounts from the date of the related drawing to the date of payment of the amount of such drawing at an interest rate per annum equal to two percent (2%) above the Prime Rate, provided that if any such amount is not paid when due, it shall thereafter bear interest at the Prime Rate plus three percent (3%) per annum.

         (b) In case of any "C Drawing" or "E Drawing", as hereinafter defined, on or before the Termination Date, the Guarantor and the Company shall pay to the Bank (i) an amount equal to the total amounts drawn under the Letter of Credit pursuant to any "C Drawing", "D Drawing", "E Drawing", or "F Drawing", each as hereinafter defined, to pay the purchase price of Bonds tendered to the Remarketing Agent, the New York Paying Agent, or the Trustee, plus (ii) interest on such amounts from the date of the related drawing to the date of payment of the amount of such drawing at an interest rate per annum equal to the Prime Rate for the first ninety (90) days and the Prime Rate plus one half of one percent (1/2%) thereafter; provided that if any such amount is not paid when due, it shall thereafter bear interest at the Prime Rate plus three percent (3%) per annum.

         (c) On demand, the Company and the Guarantor shall pay to the Bank any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit.

         (d) As used in this Agreement, (i) PA Drawing n means any drawing under the Letter of Credit with respect to principal on any Bonds other than Pledged Bonds, (ii) "B Drawing" means any drawing under the Letter of Credit with respect to interest on any Bonds other than Pledged Bonds, (iii) "C Drawing" means any drawing under the Letter of Credit with respect to payment of the portion of the purchase price corresponding to principal on any Pledged Bonds delivered to the Remarketing Agent pursuant to Section 1.01(f)(i) or (iii) of the Indenture, (iv) "D Drawing" means any drawing under the Letter of Credit with respect to payment of the portion of the purchase price corresponding to interest on any Bonds referred to in the immediately preceding clause (iii), (v) "E Drawing" means any drawing under the Letter of Credit with respect to payment of the portion of the purchase price corresponding to principal on any Pledged Bonds delivered to the Trustee or the New York Paying Agent pursuant to Section 1.01(f)(ii) of the Indenture, and (vi) "F Drawing" means any drawing under the Letter of Credit with respect to payment of the portion of purchase price corresponding to interest on any Bonds referred to in the immediately preceding clause (v).

         (e) The amount of each payment of interest hereunder shall be calculated on the basis of the actual number of days elapsed and a 360-day year. No interest shall be payable on drawings which are reimbursed on or prior to 3:00 P.M. (New York City time) on the day on which such drawings are made.

         (f) The Bank shall open and maintain on its books a Reimbursement Account and shall debit such Reimbursement Account with the amount of each drawing and accrued interest thereon and shall credit such Reimbursement Account for each payment hereunder. The records of the Bank with respect to the Reimbursement Account shall be prima facie evidence in the absence of manifest error of the reimbursement obligation of the Company and the Guarantor hereunder and accrued interest thereon and all payments made by the Company or the Guarantor with respect thereto.

         Section 2.2 Fee. The Guarantor and the Company hereby agree to pay to the Bank a fee with respect to the Letter of Credit from the Date of Issuance, as reasonable compensation to the Bank for issuing the Letter of Credit, as follows: quarterly in arrears on March 1, June 1, September 1 and December 1 in each year that the Letter of Credit is outstanding and on the Termination Date (each such date, a "payment date"), a facility fee in an amount equal to 1% per annum of the average daily Stated Amount of the Letter of Credit during the period begining on the previous payment date (or, in the case of the first payment, beginning on the Date of Issuance) and ending on the date next preceding the applicable payment date, calculated on the basis of a 360-day year for actual days elapsed.

         Section 2.3 Payments in Respect of Increased Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof applicable to the Bank or any Participant shall (i) impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement against letters of credit issued by the Bank or participation therein by a Participant, or (ii) impose on the Bank or any Participant any other condition regarding this Agreement or the Letter of Credit, or (iii) subject the Bank or any Participant to any tax (other than taxes based upon gross revenues or income), and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Bank or any Participant of issuing or maintaining the Letter of Credit or any participation therein (which increase in cost shall be the result of a reasonable allocation of the aggregate of such cost increases resulting from such events), or to reduce the amount of principal, interest or any fee or compensation to be paid to the Bank or any Participant in respect of this Agreement or the Letter of Credit; then, upon demand by the Bank, the Company and the Guarantor shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank or a Participant for such increased cost or reduction relating to the Letter of Credit from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the rate specified in Section 2.1(a) hereof. A certificate setting forth in reasonable detail such increased cost or reduction incurred by the Bank or any Participant as a result of any event mentioned in clause (i),
(ii) or (iii) above, submitted by the Bank to the Company, shall be prima facie evidence, absent manifest error, as to the amount thereof. The obligations of the Company and the Guarantor under this Section 2.3 shall survive the termination of this Agreement.

         Section 2.4 Security for Reimbursement Obligation.

         (a) As security for payment of the obligations of the Company pursuant to Section 2.1(a) hereof or otherwise hereunder, the Company will (i) amend and restate the existing mortgage on the Project including the Bank as an equal and ratable beneficiary with the Trustee, the priority of which shall be confirmed by a mortgagee title insurance policy, ALTA Form 8-1970, subject only to exceptions other than Permitted Encumbrances, all of which the Bank must have consented to in writing; (ii) grant a security interest in all machinery, equipment, furniture, fixtures, and furnishings owned by the Company and located at any time on the Project site, and all contract rights of the Company relating to the Project; and (iii) grant an assignment of any and all rents and leases relating to the Project. In addition, (x) the reimbursement obligations of Company shall be unconditionally guaranteed by Guarantor pursuant to the Guaranty, and (y) the Guarantor will from time to time grant or cause its Affiliates to grant, for the benefit of the Bank and the Issuers, a second priority mortgage or deed of trust lien in Excess Collateral valued at 130% of the amount of any Collateral Shortfall at such times during which a Collateral Shortfall exists.

         (b) Bonds purchased with the proceeds of a "C Drawing" and "E Drawing" under the Letter of Credit will be deemed to have been purchased by the Guarantor, and the Guarantor will forthwith deliver or cause to be delivered to the Bank such Bonds to be held in pledge under the terms of the Pledge Agreement. As security for payment of the obligations of the Company to the Bank pursuant to Section 2.1(b) hereof or otherwise hereunder, the Guarantor hereby grants to the Bank a first priority lien and security interest in the Pledged Bonds so delivered.

         (c) As security for the payment of the obligations of the Company and the Guarantor pursuant to Section 2.1 and otherwise hereunder, the Company hereby grants to the Bank a lien on moneys or instruments (at such times as they become payable to the Company under the Indenture) which the Company has an interest in or title to pursuant to the Indenture, now or hereafter held in the Bond Fund (as such term is defined in the Indenture) or otherwise by the Trustee under any provision of the Indenture and in the right of the Company to receive any such money or instruments. The Bank hereby confirms that such lien is and shall be junior and subordinate to the lien on such moneys in favor of the Trustee for the Bond holders.

         Section 2.5 Payments. All payment by the Company or the Guarantor to the Bank under this Agreement shall be made in lawful currency of the United States in immediately available funds at the Bank office at 100 Broadway, New York, New York, Attention: National Banking Department. In the case of payments of the obligations under Section 2.1, such payments shall be accompanied by a written advice stating whether such payment is to reimburse the Bank for a drawing which was applied to the payment of the purchase price of a Bond, the principal of a Bond or interest on a Bond. In the event that the date specified for any payment hereunder is not a Business Day, such payment shall be made not later than the next following Business Day and interest shall be paid at the rate provided for herein on any such payment to the Business Day on which such payment is made.


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
                                   ARTICLE III
                     LETTER OF CREDIT COMMITMENT; CONDITIONS
            PRECEDENT TO ISSUANCE OF LETTER OF CREDIT; REINSTATEMENT

         Section 3.1 Letter of Credit Commitment. (a) Subject to the terms and conditions of this Agreement, the Bank agrees to issue the Letter of Credit in the Stated Amount when issued of $3,261,546 and with an initial Termination Date of July 10, 1995. The Stated Amount consists of a principal portion of $3,200,000 which may be drawn upon with respect to the payment of unpaid principal amount or the portion of purchase price corresponding to principal of the Bonds and an interest portion in an amount not exceeding $61,546 which may be drawn upon with respect to the payment of up to 54 days' accrued interest (at an assumed rate of 13% per annum, calculated on the basis of a year of 365 days or the portion of purchase price corresponding to accrued interest on the Bonds on or prior to their maturity date.

         (b) At the request of the Company, during the 30-day period following December 1 of the year prior to the Termination Date then in effect, the Bank may at its option extend the term of the Letter of Credit for an additional two year period beyond the Termination Date then in effect, or for such other period as the Company and the Bank shall agree upon at the time of such extension. Any such extension shall be deemed to extend the term of the Letter of Credit upon the same terms and conditions as shall then be in effect, except as the Company and the Bank shall otherwise agree and subject to the terms and conditions of the Indenture. Any such date to which the term of the Letter of Credit shall be extended shall, from and after the date of such extension, constitute the Termination Date then in effect for all purposes of this Agreement and the Letter of Credit.

         Section 3.2 Conditions Precedent to Issuance of Letter of Credit. It shall be a condition precedent to the issuance by the Bank of the Letter of Credit that:

         (a) the Bank shall have received on or before the Date of Issuance the following, each dated such date, in form and substance satisfactory to the Bank:

                     (i) copies of the Certificates of Limited Partnership and Partnership Agreements of the Company and the Guarantor, and of organizational action of the Company and the Guarantor, as appropriate, authorizing the execution, delivery and performance of this Agreement, the Pledge Agreement and the Guaranty, certified by appropriate officials or representatives of the Company and the Guarantor, as appropriate;

                    (ii) true and correct copies of all governmental approvals necessary for the Issuer to issue the Bonds and execute and deliver the Indenture;

                   (iii) an opinion of Counsel to the Company and the Guarantor, satisfactory in form and substance to the Bank, regarding the matters set forth in paragraphs (a), (b), (c) and (d) of Section 4.1 hereof;

                    (iv) an opinion of Bond Counsel and Counsel to the Issuer as to such matters as the Bank may reasonably request;

                     (v) the Guaranty, duly executed by the Guarantor and the Bank;

                    (vi) an executed copy (or a duplicate thereof) of the Indenture;

                   (vii) executed copies of this Agreement, the Pledge Agreement and the Mortgage;

                  (viii) certificates of the appropriate officials or representatives of the Company and the Guarantor certifying the name and true signatures of the officers of the Company and the Guarantor authorized to sign this Agreement, the Pledge Agreement, the Guaranty, and the other documents to be delivered by the Company and the Guarantor hereunder;

                    (ix) evidence of the valid creation and perfection of the liens and security interests referred to in Section 2.4(a) hereof;

                     (x) evidence that (A) the Company is insured under a public liability insurance policy against bodily injury and property damage, with limits of no less than $500,000 for each occurrence and $1,000,000, if reasonably available, but in no event less than $500,000 aggregate liability, and (B) the Project is insured against loss or damage by fire, lightning, windstorm, explosion and smoke damage, in an amount not less than the full insurable value of the Project, with all such insurance policies referred to in this clause (xi) naming Trustee and Bank as co-insureds;

                    (xi) a mortgagee's title insurance policy insuring the priority of the lien of the Mortgage, subject to no exceptions other than for current year's taxes, and Permitted Encumbrances;

                   (xii) such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

         (b) The following statements shall be true and correct on the Date of Issuance and the Bank shall have received a certificate signed by a duly authorized official of the Company and the Guarantor, as appropriate, dated the Date of Issuance, stating that:

                   (i)     the representations and warranties contained in
Section 4 of this Agreement are correct on and as of the Date of Issuance as though made on and as of such date; and

                  (ii) no Event of Default has occurred and is continuing, or would result from the issuance of the Letter of Credit, and no event has occurred and is continuing which would constitute any such Event of Default but for the requirement that notice be given or time elapse or both.

         (c) On the Date of Issuance:

                   (i)     the Indenture shall be in full force and effect; and

                  (ii) no change or prospective change in law or regulation, or any interpretation thereof by any court or administrative banking or governmental authority charged or claiming to be charged with the administration thereof applicable to the Bank or the Bonds or change in circumstances affecting the market for tax-exempt securities has occurred, which in the opinion of the Bank, would have any effect described in Section 2.3 hereof or would materially increase the risk to the Bank with respect to payments under this Agreement or the security therefor.

         Section 3.3 Reinstatement.

         (a) Upon reimbursement in full of the Bank with respect to Pledge Bonds following a "C Drawing" or "E Drawing" under the Letter of Credit as applicable, the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to the payment of principal or the portion of the purchase price corresponding to principal of Bonds will be reinstated by an amount equal to the aggregate principal amount of such Bonds, provided that such reinstatement shall not cause the amount of the Letter of Credit Commitment to exceed the Stated Amount.

         (b) Following any "B Drawing", "D Drawing" or "F Drawing" on the Letter of Credit, the obligation of the Bank to honor demands for payment under the Letter of Credit for interest, or portion of purchase price corresponding to interest, on the Bonds will be immediately reinstated to an amount equal to

54 days' accrued interest on the proportionate amount of principal of the Bonds.

         (c) The obligation of the Bank to honor demands for payment under the Letter of Credit for principal shall not be reinstated following any "A Drawing" on the Letter of Credit.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES; COVENANTS
                              AND OTHER AGREEMENTS

         Section 4.1 Representations and Warranties. The Company and Guarantor represent and warrant as follows:

         (a) Organization. The Company has been duly organized and validly exists under the laws of the State of Missouri, the Guarantor has been duly organized and validly exists under the laws of the State of Delaware, and the Company and Guarantor are authorized to transact business under the laws of the State of Missouri.

         (b) No Conflict. The execution and delivery of this Agreement, the Pledge Agreement, the Mortgage and the Guaranty, and the performance by the Company and the Guarantor, as appropriate of their obligations under the aforementioned, do not and will not violate the Certificates of Limited Partnership or Partnership Agreements of the Company or the Guarantor, as appropriate, or any court order by which the Company or the Guarantor, as appropriate, is bound, and such actions do not and will not constitute a default under any agreement, indenture, mortgage, lease, note or other obligation or instrument material to the Company or the Guarantor, as appropriate, to which the Company or Guarantor is a party and no approval or other action by any governmental authority or agency is required in connection therewith.

         (c) Enforceability. This Agreement, the Pledge Agreement, the Mortgage and the Guaranty, when executed and delivered by the Company or the Guarantor, as appropriate, will be legal, valid and binding obligations of the Company or the Guarantor, as appropriate, enforceable in accordance with their respective terms (assuming due and valid authorization, execution and delivery of this Agreement, the Pledge Agreement, the Mortgage and the Guaranty by other parties thereto), except to the extent the binding effect and enforceability of the agreement and instruments referred to above are subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws in effect from time to time affecting the rights of creditors generally and that the enforceability thereof may be limited by the application of general principles of equity.

         (d) Litigation. To the knowledge of the Company and the Guarantor, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any state or federal court or any governmental agency, body or official, pending or threatened against or affecting the Company or the Guarantor, as appropriate, the probable outcome of which would materially adversely affect the ability of the Company or the Guarantor, as appropriate, to perform its obligations under this Agreement, the Pledge Agreement, the Mortgage or the Guaranty, or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture, this Agreement, the Pledge Agreement, the Mortgage or the Guaranty or any agreement or instrument to which the Company is a party used or contemplated for use in the consummation of the transactions contemplated by this Agreement, the Pledge Agreement, the Mortgage or the Guaranty.

         (e) Investment Activities. The Company is not engaged principally, or as one of the Company's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and will not use the proceeds of any loan hereunder so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.

         (f) Financial Statements. The Consolidated balance sheet of the Guarantor as at September 30, 1988 and the related Consolidated statements of income and retained earnings and changes in financial position of the Guarantor for the fiscal year then ended, certified by its independent public accountants, copies of which have been furnished to the Bank, fairly present, the Consolidated financial condition of the Guarantor as at such date and the Consolidated results of the operations of the Guarantor for the periods ended on such date all in accordance with generally accepted accounting principles, and since the date thereof there has been no material adverse change in such condition or results of operations. The Guarantor does not have any material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments, which are not reflected in the foregoing financial statements (and the related notes thereto) or have not been disclosed in writing to the Bank.

         (g) ERISA. The Company and the Guarantor are in substantial compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder, and the Company and the Guarantor have not failed to comply with any such provision, regulation or interpretation which would subject the Company or the Guarantor to any material tax or penalty. No Reportable Event (as defined in Section 4043(b) of Title IV of ERISA) has occurred with respect to any pension plan which might constitute grounds for a termination of, and no proceedings have been instituted by the Company or the Guarantor to withdraw from or to terminate, any pension plan as to which the Company or the Guarantor may have any material liability.

         (h) Environmental. The Mortgaged Property is presently in substantial compliance with all applicable Hazardous Substance Laws relating to or affecting the Mortgaged Property (including but not limited to, the discharge or removal of any Hazardous Substances from the Mortgaged Property) and there is not now pending or to the knowledge of the Mortgagor threatened any action, suit, investigation or proceeding against the Mortgagor or the Mortgaged Property, or against any other party relating to the Mortgaged Property, seeking to enforce any right or remedy under any applicable Hazardous Substance Laws.

         (i) Disclosure. There are no facts that the Company and the Guarantor have failed to disclosure to the Bank that, individually or in the aggregate, materially adversely affect or, as far as the Company and the Guarantor can foresee, will materially adversely affect the business, properties, operations or condition (financial or otherwise) or prospects of the Company or the Guarantor.

         Section 4.2 Affirmative Covenants of the Guarantor and Company. So long as the Termination Date has not occurred or any amount is due or owing to the Bank hereunder, the Company and the Guarantor agree, unless the Bank shall otherwise consent in writing, as follows:

         (a) Notice of Default. The Company and Guarantor will give prompt notice in writing to the Bank of the occurrence of any Event of Default or the occurrence of any event which with notice or the passage of time or both would give rise to an Event of Default.

         (b) Financial Reporting.

                   (i) The Guarantor will provide to the Bank, not less than 120 days following the end of its fiscal year, financial statements, including a balance sheet, income statement, and sources and uses of funds statement, which financial statements shall be audited and prepared in accordance with generally accepted accounting principles. In addition, the Guarantor will provide the Bank, not less than 45 days following the end of each quarter in its fiscal year (other than the final quarter thereof), its quarterly reports on Form 10-Q or its interim financial statements, including a balance sheet, income and sources and uses of funds statement; such quarterly statement may be unaudited, but shall be prepared to the extent feasible in accordance with generally accepted accounting principles and shall be certified as accurate by a responsible officer. In addition, the Guarantor shall furnish the Bank not more than 45 days following the end of each calendar quarter, with quarterly operating statements on the Project, certified by a responsible officer to the best of his knowledge as accurate.

                  (ii) The Guarantor shall promptly, from time to time, furnish to the Bank such information regarding the business, operations and financial condition of the Guarantor as the Bank may reasonably request.

         (c) Provision of Excess Collateral. Upon the request of the Bank, the Guarantor will provide the Bank, for the ratable benefit of itself and the Bond holders, with Excess Collateral acceptable to the Bank, whenever there shall exist a Collateral Shortfall. The Bank agrees that it will not accept any additional collateral, including but not limited to Excess Collateral, for the obligations of Company and Guarantor hereunder, unless the same shall be held and pledged for the ratable benefit of the Bank and the Bond holders.

         (d) Compliance with Bond Documents. The Company and the Guarantor will comply in all respects with all covenants applicable to them contained in the Bonds, the Indenture, and other documents executed by the Guarantor or the Company in connection therewith.

         (e) Insurance. The Company will maintain the insurance required by
Section 3.02 of the Loan Agreement and to name the Bank as an assured. The Company will deliver to the Bank annually broker s reports of the respective insurers stating that such insurance is in force and effect.

         (f) ERISA Compliance. The Company and the Guarantor will maintain each of its pension plans or programs as to which it may have liability in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder the failure to comply with which could subject the Company or the Guarantor to a tax or penalty which might have material adverse effect on its financial condition.

         (g) Remarketing Agent. If the Remarketing Agent ceases to act or fails within 90 days to effect the remarketing of the Bonds, the Company and the Guarantor will at the direction of the Bank retain a new Remarketing Agent.

         (h) Environmental. The Company and the Guarantor each shall use its best efforts to comply with, and ensure substantial compliance by all tenants or occupants of the Mortgaged Property, with all applicable Hazardous Substance Laws relating to or affecting the Mortgaged Property, and the Company and the Guarantor each shall use its best efforts to keep the Mortgaged Property free and clear of any liens imposed pursuant to any applicable Hazardous Substance Laws, all at the Mortgagor's sole cost and expense.

         (i) Financial Covenants. The Guarantor shall comply with the following financial covenants, with determination of compliance being made quarterly.

                    (i) Current Ratio. The Guarantor shall at all times maintain a "Current Ratio" of at least 1.5 to 1. "Current Ratio" shall be defined as the ratio of current assets to current liabilities.

                   (ii) Working Capital. The Guarantor shall at all times maintain a minimum "Working Capital. level of $10,000,000. "Working Capital shall be defined as current assets less current liabilities.

                  (iii) Funded Debt to Adjusted Tangible Net Worth Ratio. The Guarantor shall at all times maintain a "Funded Debt" to "Adjusted Tangible Net Worth" ratio of no more than:

         3.5 to 1 for the period from the Date of Issuance - until December 31, 1989;

         3.0 to 1 for the period following until June 30, 1990;

         2.75 to 1 for the period following until December 31, 1990;

         2.5 to 1 for the period thereafter until the Termination Date;

       "Funded Debt" is defined as long term debt, but excluding subordinated debt, notes payable, current maturities of long term debt, plus capitalized and operating leases, plus all guaranties; and "Adjusted Tangible Net Worth" is defined as total equity of the Guarantor, plus approximately $15,745,000 in deferred income resulting from the profit on the sale of nursing home properties as equity (which amount shall decrease in accordance with the Guarantor's books and records that comply with generally accepted accounting principles), plus subordinated debt, minus good will and unamortized loan costs in excess of $1,400,000.

         (iv) Tangible Net Worth. The Guarantor shall at all times maintain the following minimum Tangible Net Worth requirements for the following periods:

                           $35,200,000 from the Date of Issuance through June 29, 1989;

                           $36,400,000 from June 30, 1989 through September 29, 1989;

                           $37,600,000 from September 30, 1989 through December 30, 1989;

                           $40,000,000 from December 31, 1989 through March 30, 1990;

                           On March 31, 1990 and on subsequent calendar quarter endings, the minimum Tangible Net Worth requirements will increase $1,400,000 per quarter on a cumulative basis.

       "Tangible Net worth" is defined as total equity of the Guarantor, plus subordinated debt, minus good will and unamortized loan costs in excess of $1,400,000.

         (v) Debt Service Coverage. The Guarantor shall at all times maintain a minimum "Debt Service Coverage" of 1.3 to 1. "Debt
       Service Coverage" is defined as the ratio of (A) the annualized sum of net income, plus depreciation/ amortization, plus interest expense, minus distributions paid to holders of units of the Guarantor for the fiscal year as projected by the Guarantor in written financial projections furnished to Bank or as actually paid, whichever is greater to (B) interest expense, plus current maturities of long term debt, plus any payments required to fund any guaranty obligations of the Guarantor.

         (j) Further Assurances. From time to time the Company and the Guarantor will execute and deliver such additional documents and perform such other acts as may be necessary or appropriate to carry out the intent of this Agreement and the Indenture, including but not limited to documents necessary to create or perfect, or continue the perfection of, the liens on the Project and on any Excess Collateral. The Company and the Guarantor hereby authorize and empower the Bank to file and financing or continuation statement of any amendments thereto with respect to any security pledged or assigned to the Bank in accordance with the Uniform Commercial Code of the States of Missouri or Tennessee or any other applicable jurisdiction without the signature of the Company and the Guarantor.

         Section 4.3 Negative Covenants of the Company. So long as the Termination Date has not occurred or any amount is due or owing to the Bank hereunder, unless the Bank shall otherwise consent in writing, the Company agrees not to enter into or consent to any amendments of, or accept the benefits of, any waivers of any provisions of the Loan Agreement, the effect of which would be to (i) relieve the Company of any duty or responsibility to maintain or preserve the condition of the Project or any part thereof, (ii) diminish or modify any right or power of the Trustee or the Bank with respect to inspection of the Project or receipt of the proceeds of sale or condemnation of the Project or of insurance proceeds payable upon damage to or destruction of the Project,
(iii) impair or jeopardize the continuing perfection of any lien on or security interest in the Project or any part thereof.

         Section 4.4 No Waiver of Right of Set-off. Except as explicitly stated in this Section 4.4, nothing contained in this Agreement shall be deemed to waive or limit in any manner the Bank's right to set off any or all deposits at any time held, and any other indebtedness at any time owing by the Bank to or for the credit or the account of the Company or the Guarantor, against any and all obligations of the Company or the Guarantor now or hereafter existing in respect of the reimbursement obligations of the Company or the Guarantor hereunder.

         Section 4.5 Indemnification. (a) The Company and the Guarantor hereby indemnify and hold harmless the Bank and any Participant from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever (including attorneys fees) which the Bank or any Participant may incur (or which may be claimed against the Bank or any Participant by any person or entity whatsoever) by reason of or in connection with (a) the execution and delivery or transfer of, or payment or failure to pay under, the Letter of Credit, or (b) the issuance and sale of the Bonds; provided, that the Company and the Guarantor shall not be required to indemnify the Bank or any Participant for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank in determining whether a document presented under the Letter of Credit complies with the terms thereof, or (ii) the Bank s willful or grossly negligent failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a document complying with the terms and conditions of the Letter of Credit.

         (b) The Company and the Guarantor hereby indemnify and hold harmless the Bank and any Participant from and against any and all claims, damages, losses, liabilities, including strict liability, injuries, costs and expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, the Bank or any Participant by any person or entity or governmental agency for, with respect to or as a result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, the Mortgaged Property of any Hazardous Substance. For purposes of this Agreement, "Hazardous Substances" mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environment Protection Agency ("EPA", or by any agency of the State of Missouri ("State Agency") or the list of toxic pollutants designated by Congress, the EPA or the State Agency or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or any time hereafter in effect (for purposes of this Agreement, the "Hazardous Substance Laws").

         Section 4.6 Continuing Obligation; Obligation Absolute. This Agreement is a continuing obligation and shall (a) be binding upon the Company and the Guarantor, their successors and assigns, and (b) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, that the Guarantor may not assign all or any part of this Agreement without the prior written consent of the Bank, and provided further that any assignee of the Company must, as a condition precedent to such assignment, assume in writing all obligations of Company hereunder. The obligations of the Company and the Guarantor under this Agreement, the Guaranty and the Pledge Agreement shall be paid or performed strictly in accordance with the terms hereof and the Guaranty and the Pledge Agreement, under all circumstances whatsoever, and shall be absolute, irrevocable, and unconditional and shall not be subject to any right of set-off or counterclaim arising from any breach by the Bank or any other Person of any obligation to the Company or the Guarantor of any nature whatsoever. The obligations of Company and the Guarantor to indemnify the Bank as set forth in Section 4.5 hereof shall be continuing in nature and shall survive the termination of the Letter of Credit and the reimbursement of the Bank with respect to all amounts as to which the Company or the Guarantor is required to reimburse the Bank hereunder.

         Section 4.7 Transfer of Letter of Credit. The Letter of Credit may be transferred to a successor trustee in accordance with the provisions set forth therein, and shall terminate as set forth therein.

         Section 4.8 Liability for Acts and Omissions With Respect to Letter of Credit. The Company and the Guarantor assume all risks of the acts or omissions of the Trustee and any transferee of a Letter of Credit with respect to its use thereof. Neither the Bank nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Letter of Credit by, or any acts or omissions of the Trustee and any transferee in connection therewith; (b) the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (c) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit, except only that the Company having made the payments hereunder shall have a claim against the Bank and the Bank shall thereupon be liable to the Company to the extent, but only to the extent of damages suffered by the Company which were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms thereof or (ii) the Bank's willful or grossly negligent failure to pay under the Letter of Credit after the presentation to it by the Trustee (or a successor trustee under the Indenture to whom the Letter of Credit has been transferred in accordance with its terms) of a document complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, (i) the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information received to the contrary (other than an order of a court having jurisdiction in the premises),
(ii) the Bank may but shall not be required to accept documents which substantially or otherwise reasonably comply with the terms of the credit, (iii) the Company and the Guarantor waive any tests of literal or strict construction as regards acceptability of documents, (iv) the Bank in the absence of bad faith may honor drafts or documents otherwise in order which may be signed by any purported administrator, successor, receiver, or transferee by operation of law for the Trustee, and (v) the Bank may but shall not be required to honor drafts which fail to bear any or adequate reference to the Letter of Credit.

         Section 4.9 Insolvency of Bank. The Bank agrees promptly to notify the Trustee in the event that the Bank should be declared insolvent or placed into receivership (or consent to such receivership) by the Superintendent of Banks of the State of New York, any successor thereof, or any other state or federal regulatory agency or authority having jurisdiction over the Bank.

                                   ARTICLE V
                             DEFAULTS AND REMEDIES

         Section 5.1 Events of Default. Unless waived by the Bank pursuant to
Section 5.2 hereof, any of the following shall constitute an Event of Default hereunder:

         (a) any representation or warranty made by the Company or the Guarantor herein, or in any certificate, financial or other statement furnished by the Company or the Guarantor pursuant to this Agreement shall prove to have been untrue or incomplete in any material respect when made; or

         (b) the Company or the Guarantor shall fail to pay when due any amount specified in Article II hereof; or

         (c) if, for any reason (other than release by the Bank), the Pledge Agreement, the Mortgage or the Guaranty shall cease to be in full force and effect or if the Company shall assert that it is not liable under the Pledge Agreement or the Mortgage, or the Guarantor shall assert that it is not liable under the Guaranty; or

         (d) the breach by the Company or the Guarantor of any other term or provision of this Agreement, the Pledge Agreement or the Guaranty which is not remedied for 30 days after written notice from the Bank to the Company or the Guarantor; or

         (e) the occurrence of a default in the payment when due (subject to applicable grace periods) of any indebtedness of the Company, the Guarantor, or an Affiliate; or

         (f) an "Event of Default" shall occur and be continuing under and as described in Section 8.01 of the Indenture; or

         (g) the loss and/or failure by the Company to obtain or maintain any requisite licenses respecting the Project within 180 days of a final determination that the same are required or that a deficiency exists in the requirements for maintaining the same; or

         (h) a material contract or payment default by Company or Guarantor; or

         (i) material default by either party under, or material amendment of, the management agreement dated as of February 1, 1986 between the Company and the Guarantor; or

         (j) failure of the Company to reflect on the operating statements with respect to the Project delivered pursuant to Section 4.2(b), a Debt Service Ratio of at least 1.0 to 1.0; or

         (k) the granting or imposition of any lien or security interest in any collateral securing the Company's obligations hereunder, other than in favor of the Bank and the. Trustee under the Mortgage and the Indenture.

Upon the occurrence of an Event of Default hereunder, the Bank may, in its sole discretion, but shall not be obligated to, by notice to the Company and the Guarantor (i) declare an amount equal to the maximum liability of the Bank under the Letter of Credit, and all other amounts payable hereunder by the Company and the Guarantor to be forthwith due and payable, and the same shall thereupon become immediately payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, (ii) notify the Trustee in writing of the occurrence of such Event of Default, and (iii) pursue any other remedy permitted to the Bank under this Agreement, the Indenture, the Mortgage, the Pledge Agreement or the Guaranty, or at law or in equity. The Bank may apply all monies recovered through the exercise of its remedies to the payment of the reimbursement and other payment obligations of the Company and the Guarantor under this Agreement in such order and priority as determined by the Bank in its sole and exclusive judgment.

         Section 5.2 No Waiver, Remedies Cumulative. No failure by the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. No waiver hereunder shall be valid unless in writing signed by the parties hereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                                   ARTICLE VI
                                 MISCELLANEOUS

         Section 6.1 Costs, Expenses And Taxes. The Company and the Guarantor agree to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, and administration of this Agreement and any other documents which may be delivered in connection with this Agreement and all costs and expenses, if any, in connection with the enforcement of this Agreement and such other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement. In addition, the Company and the Guarantor shall pay any and all recording and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and such other documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 6.2 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         Section 6.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         Section 6.4 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 6.5 Notices and Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and, if to the Company, mailed or delivered to West Plains Manor, 2200 East Sunshine, No. 204, Springfield, Missouri 65804, with a copy to the Guarantor and to David L. Timmerman, Esq., 1909 E. Bennett, Springfield, Missouri 65804; if to the Guarantor, mailed or delivered to 814 South Church St., Murfreesboro, Tennessee 37130; and if to the Bank, mailed or delivered to it, addressed to it at 100 Broadway, New York, New York 10005, Attn: National Banking Department, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, be effective three days after the date of deposit in the mails, addressed as aforesaid.

         Section 6.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Agreement.

         Section 6.7 No Recourse Against Company. No partners of the Company, whether general partners, limited partners, additional partners, or substituted partners (collectively the "Partners"), shall have any liability for payments due under, arising out of or in connection with this Agreement, except for the obligations of the Company to indemnify the Bank as set forth in Section 4.5(b) hereof with respect to which the Bank shall have full recourse to the Partners. In the event that the Company shall become legally liable to the Bank for any reason or reasons arising out of, related to or in connection with the Agreement other than as aforesaid, then the legal responsibility shall be limited to the Company's equity in the "Mortgaged Property" and "collateral" as such terms are defined in the Mortgage. Thus other than as aforesaid, the Bank agrees to look solely to the Guarantor and to the Company's interest in the Collateral and the Mortgaged Property for the payment of any sums for which the Company may become legally liable to the Bank for any reason arising out of or in connection with this Agreement, and other than as aforesaid the Bank agrees that it will not sue or seek legal recourse against the Partners.

         Section 6.8 Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Agreement or to enforce any judgment obtained against the Company in connection with this Agreement may be brought by the Bank in the courts of the State of New York or in the United States District Court for the Southern District of New York, or any other court to the jurisdiction of which the Company or any of its property is or may be subject. The Company irrevocably submits to the jurisdiction of the courts of the State of New York or of the United States District Court for the Southern District of New York, and irrevocably waives any present or future objection to venue in any such court, and any present or future claim that any such court is an inconvenient forum, in connection with any action or proceeding related to this Agreement.

         Section 6.9 Participations. The Bank may participate to Participants of the Bank's choosing all or any portion of its obligations under the Letter of Credit and of the obligations of the Company and the Guarantor evidenced by this Agreement the Pledge Agreement, the Mortgage and the Guaranty; provided that the Company and the Guarantor shall have the right to continue to deal solely with the Bank, and further provided that no such participation shall cause any national rating agency to withdraw or lower the bond rating of the Bonds or affect the tax exempt status of interest on the Bonds.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their thereunto duly authorized as of the date first above stated.

                                    WEST PLAINS MANOR

                                    By: John L. Harpole
                                        General Partner



                                     /s/
                                    --------------------------------------------


                                    NATIONAL HEALTHCORP L.P.

                                    By: NHC, INC.
                                        Managing Partner


                                    By: /s/
                                       -----------------------------------------
                                    Title: Sr. V.P.


                                    THE BANK OF TOKYO, LTD., NEW YORK AGENCY


                                    By: /s/
                                       -----------------------------------------
                                    Title: Attorney-in-Fact